EXHIBIT 1.5


                                     BY-LAWS


                          FOR THE REGULATION, EXCEPT AS
                        OTHERWISE PROVIDED BY STATUTE OR
                          THE DEED OF BUSINESS TRUST OF


                       DELAWARE MANAGEMENT BUSINESS TRUST

                            A DELAWARE BUSINESS TRUST

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                                TABLE OF CONTENTS

                                     BY-LAWS
                       DELAWARE MANAGEMENT BUSINESS TRUST

                                                                            Page
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ARTICLE I......................................................................1
     1.  PRINCIPAL OFFICE......................................................1
     2.  DELAWARE OFFICE.......................................................1
     3.  OTHER OFFICES.........................................................1


ARTICLE II.....................................................................1
     1.  PLACE OF MEETINGS.....................................................1
     2.  CALL OF MEETING.......................................................1
     3.  NOTICE OF SHAREHOLDERS' MEETING.......................................1
     4.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE..........................2
     5.  ADJOURNED MEETING; NOTICE.............................................2
     6.  VOTING................................................................2
     7.  WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS....................3
     8.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...............3
     9.  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS........4
     10. PROXIES...............................................................4


ARTICLE III....................................................................5
     1.  POWERS................................................................5
     2.  NUMBER OF TRUSTEES....................................................5
     3.  VACANCIES.............................................................5
     4.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE...........................5
     5.  REGULAR MEETINGS......................................................5
     6.  SPECIAL MEETINGS......................................................6
     7.  QUORUM................................................................6
     8.  WAIVER OF NOTICE......................................................6
     9.  ADJOURNMENT...........................................................6
     10. NOTICE OF ADJOURNMENT.................................................7
     11. ACTION WITHOUT A MEETING..............................................7
     12. FEES AND COMPENSATION OF TRUSTEES.....................................7


ARTICLE IV.....................................................................7
     1.  COMMITTEES OF TRUSTEES................................................7
     2.  MEETINGS AND ACTION OF COMMITTEES.....................................7

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                                                                            Page
                                                                            ----

ARTICLE V......................................................................8
     1.  CHAIRMAN OF THE BOARD.................................................8
     2.  OTHER OFFICERS........................................................8
     3.  ELECTION OF OFFICERS..................................................8
     4.  SUBORDINATE OFFICERS..................................................8
     5.  REMOVAL AND RESIGNATION OF OFFICERS...................................8
     6.  VACANCIES IN OFFICES..................................................9
     7.  CHIEF EXECUTIVE OFFICER...............................................9
     8.  PRESIDENT.............................................................9
     9.  VICE PRESIDENTS.......................................................9
     10. SECRETARY............................................................10
     11. TREASURER............................................................10


ARTICLE VI....................................................................11
     1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.........................11
     2.  MAINTENANCE AND INSPECTION OF BY-LAWS................................11
     3.  MAINTENANCE AND INSPECTION OF OTHER RECORDS..........................11
     4.  INSPECTION BY TRUSTEES...............................................11
     5.  FINANCIAL STATEMENTS.................................................11


ARTICLE VII...................................................................12
     1.  TRANSFERABILITY OF INTERESTS.........................................12
     2.  REGULATIONS..........................................................12


ARTICLE VIII..................................................................12
     1.  CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.............................12
     2.  CONTRACTS AND INSTRUMENTS; HOW EXECUTED..............................12
     3.  CERTIFICATES FOR SHARES..............................................13
     4.  LOST CERTIFICATES....................................................13
     5.  REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.............13
     6.  FISCAL YEAR..........................................................14


ARTICLE IX....................................................................14
     1.  AMENDMENT BY SHAREHOLDERS............................................14
     2.  AMENDMENT BY TRUSTEES................................................14
     3.  INCORPORATION BY REFERENCE INTO DEED OF BUSINESS TRUST OF THE
           TRUST..............................................................14

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                                     BY-LAWS

                                       OF

                       DELAWARE MANAGEMENT BUSINESS TRUST
                            A Delaware Business Trust


                                    ARTICLE I
                                     OFFICES

            Section 1. PRINCIPAL OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of Delaware Management Business Trust (the "Trust") at any place within or outside the State of Delaware.

            Section 2. DELAWARE OFFICE. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

            Section 3. OTHER OFFICES. The Board of Trustees may at any time establish subordinate offices at any place or places where the Trust intends to do business.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

            Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place designated by the Board of Trustees or the Chief Executive Officer. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.

            Section 2. CALL OF MEETING. A meeting of the Shareholders may be called at any time by the Board of Trustees or by the Chief Executive Officer.

            Section 3. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

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            Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of
any meeting of Shareholders shall be given either personally or by first-class mail, express mail, facsimile, electronic mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by facsimile, electronic mail or telegram or other means of written communication.

            If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

            An affidavit of the mailing or other means of giving any notice of any Shareholder's meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

            Section 5. ADJOURNED MEETING; NOTICE. Any Shareholder's meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

            When any meeting of the Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

            Section 6. VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance

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with the provisions of the Deed of Business Trust of the Trust, as in effect at such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than elections of Trustees, any Shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the Shareholder fails to specify the number of shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to the total shares that the Shareholder is entitled to vote on such proposal.

            Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of the meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

            Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

            Section 8. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the shares or a personal representative of the Shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

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            If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, and (iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

            Section 9. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than seven (7) days before the date of any such meeting.

            If the Board of Trustees does not so fix a record date:

            (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

            (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopt the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

            Section 10. PROXIES. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting,

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telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.


                                   ARTICLE III
                                    TRUSTEES

            Section 1. POWERS. Subject to the applicable provisions of the Deed of Business Trust of the Trust, any Declaration of Series of the Trust and these By-Laws relating to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

            Section 2. NUMBER OF TRUSTEES. The exact number of Trustees within the limits specified in the Deed of Business Trust of the Trust shall be fixed from time to time by a written instrument signed or a resolution approved at a duly constituted meeting by a majority of the Board of Trustees or a majority of the Shareholders. No decrease in the number of Trustees may shorten the term of an incumbent Trustee.

            Section 3. VACANCIES. Vacancies on the Board of Trustees may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board of Trustees calls a meeting of Shareholders for the purposes of electing Trustees.

            Section 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Trustees may be held at any place that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

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            Section 5. REGULAR MEETINGS. Regular meetings of the Board of
Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

            Section 6. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chief Executive Officer or, upon the written request of a majority of the Trustees, by the Secretary.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail or by first class mail, express mail, facsimile, electronic mail or telegraphic or other written communication, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust provided, however, that if less than seventy-two (72) hours notice is given it may not be by first class mail. In all cases, notice shall be given at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

            Section 7. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Deed of Business Trust of the Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

            Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

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            Section 9. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

            Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this Article III to the Trustees who were present at the time of the adjournment.

            Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

            Section 12. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.


                                   ARTICLE IV
                                   COMMITTEES

            Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to the approval of any action which under applicable law also requires Shareholders' approval or requires approval by a majority of the entire Board or certain members of said Board.

            Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held

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and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Board of Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.


                                    ARTICLE V
                                    OFFICERS

            Section 1. CHAIRMAN OF THE BOARD. The Trustees shall elect a Chairman of the Board of Trustees. The Chairman of the Board shall, if present, preside at meetings of the Board of Trustees and Shareholders and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Trustees or prescribed by the By-Laws.

            Section 2. OTHER OFFICERS. Each Series of the Trust designated by the Trustees shall have its own officers, consisting of a Chief Executive Officer, a President, a Secretary, and a Treasurer. Each such Series may also have, at the discretion of the Board of Trustees, one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 2 of this Article V. Any number of offices may be held by the same person.

            Section 3. ELECTION OF OFFICERS. The officers of the Board of Trustees and of each Series, except such officers as may be appointed in accordance with the provisions of Section 2 or Section 4 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

            Section 4. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the President of each Series to appoint such other officers as the business of such Series may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

            Section 5. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or by such officer upon whom such power of removal may be conferred by the Board of Trustees.

            Any officer may resign at any time by giving written notice to the Trustees. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Series under any contract to which the officer is a party.

            Section 6. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The Chief Executive Officer of a Series may make temporary appointments to a vacant office pending action by the Board of Trustees.

            Section 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of each Series shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of such Series. He shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

            Section 8. PRESIDENT. The President of each Series, who may also be the Chief Executive Officer of such Series, shall have such powers and duties as may be prescribed by the Board of Trustees or the Chairman of the Board and not specifically reserved to Chief Executive Officer. In the event of the absence, resignation, disability or death of the Chief Executive Officer of such Series, the President shall exercise all powers and duties of the Chief Executive Officer until his return, or until such disability shall have been removed or until new such officers shall have been elected.

            Section 9. VICE PRESIDENTS. In the absence or disability of the President of any Series, the Vice Presidents of such Series, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, the Executive Vice President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Board of Trustees, shall perform all the duties of the President of such Series and when so acting shall have all powers of and be subject to all the restrictions upon the President of such Series. The Vice Presidents of such Series shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees, the Chief Executive Officer of such Series, the President of such Series, the Chairman of the Board of Trustees or by these By-Laws.

            Section 10. SECRETARY. The Secretary of each Series shall keep or cause to be kept at the principal executive office of such Series or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of the Trustees and committees of Trustees affecting such Series and of the Shareholders of such Series with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings.

            The Secretary shall keep or cause to be kept at the principal executive office of the Series or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders of such Series and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

            The Secretary shall give or cause to be given notice of all meetings of the Shareholders of such Series required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

            Section 11. TREASURER. The Treasurer of each Series shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of each Series, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

            The Treasurer shall deposit all monies and other valuables in the name and to the credit of each Series with such depositories as may be designated by the Board of Trustees. He shall disburse the funds of such Series as may be ordered by the

Board of Trustees, shall render to the Chairman of the Board, the Chief Executive Officer of such Series, the President of such Series and the Trustees, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of such Series and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.


                                   ARTICLE VI
                               RECORDS AND REPORTS

            Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and Series of shares held by each Shareholder.

            Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

            Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

            Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

            Section 5. FINANCIAL STATEMENTS. A copy of any financial statements and any income statement of the Trust or of any Series of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust or such Series, as applicable, for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

            The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or any Series or the certificate of an authorized officer of the Trust of such Series that the financial statements were prepared without audit from the books and records of the Trust or such Series, as applicable.


                                   ARTICLE VII
                          TRANSFERABILITY OF INTERESTS

            Section 1. TRANSFERABILITY OF INTERESTS. Shares of beneficial interest in the Trust shall be freely transferable. Transfers of such shares shall be registered on the books of the Trust maintained for that purpose after due presentation of share certificates therefor appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name shares of beneficial interest stand on the record of Shareholders as the owner of such interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such shares on the part of any other person.

            Section 2. REGULATIONS. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the transfer of shares of beneficial interest of the Trust.


                                  ARTICLE VIII
                                 GENERAL MATTERS

            Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

            Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

            Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for shares of beneficial interest in any Series of the Trust may be issued to a Shareholder upon his request when such shares are fully paid. All certificates shall be signed in the name of the Trust by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

            Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and canceled at the same time. The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

            Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chairman of the Board or the Chief Executive Officer, the President or any Vice President of any Series or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

            Section 6. FISCAL YEAR. The fiscal year of each Series of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees.


                                   ARTICLE IX
                                   AMENDMENTS

            Section 1. AMENDMENT BY SHAREHOLDERS. These By-Laws may be amended or repealed by the affirmative vote or written consent of Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast, except as otherwise provided by applicable law or by the Deed of Business Trust of the Trust, any Declaration of Series or these By-Laws.

            Section 2. AMENDMENT BY TRUSTEES. Subject to the right of Shareholders as provided in Section 1 of this Article to adopt, amend or repeal By-Laws, and except as otherwise provided by applicable law or by the Deed of Business Trust of the Trust or any Declaration of Series or these By-Laws, may be adopted, amended, or repealed by the Board of Trustees.

            Section 3. INCORPORATION BY REFERENCE INTO DEED OF BUSINESS TRUST OF THE TRUST. These By-Laws and any amendments thereto shall be incorporated by reference into the Deed of Business Trust of the Trust and any Declaration of Series.